Supplemental Term Sheet

ADJUSTABLE-RATE ALTERNATIVE LOAN PROGRAM
MORTGAGE PASS-THROUGH CERTIFICATES

(ISSUABLE IN SERIES)

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

Consider carefully the risk factors beginning on page 6 in this supplemental term sheet and on page 6 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent an interest in, or an obligation of, J.P. Mortgage Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

In addition to reading this supplemental term sheet, you are encouraged to read the accompanying prospectus.

The assets of the issuing entity will primarily consist of a pool or pools of adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date specified in the term sheet.  Credit enhancement for the certificates may consist of subordination, overcollateralization, limited cross-collateralization and one or more yield maintenance agreements.

The certificates offered by this supplemental term sheet will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and will be offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this supplemental term sheet or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on the date specified in the term sheet in book-entry form, except for any residual certificates, which will be delivered in fully registered form.

____________________

JPMorgan

February 1, 2006

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
SUPPLEMENTAL TERM SHEET AND THE ACCOMPANYING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC concerning the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

We tell you about the certificates in three separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this supplemental term sheet, which describes more specifically terms of your certificates and (3) a term sheet distributed along with this supplemental term sheet.  This supplemental term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this supplemental term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar supplemental term sheet relating to these securities.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This supplemental term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this supplemental term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

TABLE OF CONTENTS

SUPPLEMENTAL TERM SHEET

SUMMARY

1

RISK FACTORS

6

GLOSSARY OF DEFINED TERMS

14

DESCRIPTION OF THE MORTGAGE POOLS

14

The Indices

15

Assignment of the Mortgage Loans

16

STATIC POOL INFORMATION

17

THE ORIGINATORS

17

DESCRIPTION OF THE CERTIFICATES

26

General

26

Book-Entry Certificates

27

Payments on Mortgage Loans; Accounts

27

Available Distribution Amount

27

Distributions of Interest

28

Determination of LIBOR

28

Distributions of Principal

29

Priority of Distributions

30

Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool

30

Subordination of the Payment of the Subordinate Certificates

31

Allocation of Losses

31

Overcollateralization Provisions

33

Reports to Certificateholders

33

Final Scheduled Distribution Date

34

Optional Clean-Up Call

34

Voting Rights

35

THE ISSUING ENTITY

35

THE TRUSTEE

36

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

37

Master Servicer

37

Securities Administrator

38

THE DEPOSITOR

38

THE SPONSOR AND SELLER

39

General

39

Securitization Activities of the Sponsor

39

THE SERVICERS

39

General

39

PHH Mortgage Corporation

39

JPMorgan Chase Bank, N.A.

41

Washington Mutual Bank

44

AFFILIATES AND RELATED TRANSACTIONS

46

SERVICING OF THE MORTGAGE LOANS

46

Servicing and Collection Procedures

46

Accounts

47

Flow of Funds

47

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

48

Advances

49

Compliance with Applicable Servicing Criteria and Servicer Attestation

49

Master Servicer Default; Servicer Default

49

Resignation of Servicers; Assignment and Merger

50

FEES AND EXPENSES OF THE ISSUING ENTITY

50

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

51

Yield Considerations

51

Subordination of the Offered Subordinate Certificates

53

LIBOR Certificates

54

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

54

General

54

The Residual Certificates

55

Other Taxes

55

ERISA MATTERS

55

LEGAL MATTERS

58

RATINGS

58

LEGAL INVESTMENT

58

GLOSSARY OF DEFINED TERMS

60

SUMMARY

This summary highlights selected information from this supplemental term sheet and does not contain all the information that you need to consider in making your investment decision.  Please read this entire supplemental term sheet and the accompanying prospectus carefully for additional information about the certificates.

The offered certificates, except for any residual certificates, will be issued in book-entry form and in the minimum denominations of $100,000 and integral multiples of $1 in excess thereof.  Any residual certificates will be issued in fully registered definitive form.

The certificates represent ownership interests in an issuing entity which will consist primarily of multiple separate pools of mortgage loans.  Certain of the mortgage pools may be combined together for purposes of limited cross-collateralization and are sometimes referred to in this supplemental term sheet as an “aggregate pool”.  Any mortgage pool not included in the aggregate pool is referred to in this supplemental term sheet as a “segregated pool”.

Generally, with certain limited exceptions discussed at “Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool” below, distributions to the a group of certificates related to a mortgage pool will be solely derived from collections on the mortgage loans related to that mortgage pool.  Collections from the mortgage loans in the aggregate pool will be available to make distributions on the Aggregate Pool Subordinate Certificates.

If there is a mortgage pool that is not included in the aggregate pool, distributions to the certificates (both senior and subordinate) will be derived from collections on the mortgage loans in that mortgage pool.

ISSUING ENTITY

A trust specified in the term sheet will issue the certificates.  The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.  The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

U.S. Bank National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

THE ORIGINATORS

The mortgage loans were originated by PHH Mortgage Corporation, Chase Home Finance LLC and JPMorgan Chase Bank, National Association and by certain other originators.

We refer you to “Description of the Mortgage Pools” in this supplemental term sheet for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.

THE MASTER SERVICER AND
SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

THE SERVICERS

JPMorgan Chase Bank, National Association, PHH Mortgage Corporation and Washington Mutual Bank will each act as a servicer of a portion of the related mortgage loans.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller.  Chase Home Finance LLC will subservice the mortgage loans originated or acquired by JPMorgan Chase Bank, National Association pursuant to an existing servicing agreement among Chase Home Finance LLC, JPMorgan Chase Bank, National Association and the seller.  JPMorgan Chase Bank, National Association, as servicer, and Chase Home Finance LLC, as subservicer, may service the mortgage loans originated or acquired by other originators.  The rights of the seller under these purchase and servicing agreements and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.  Certain other servicers may service a small portion of the mortgage loans.

We refer you to “The Servicers” and “Servicing of the Mortgage Loans” in this supplemental term sheet for more information.

COUNTERPARTY

JPMorgan Chase Bank, National Association, referred to in this supplemental term sheet as JPMCB or the counterparty.

CUT-OFF DATE

The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

Unless otherwise specified in the related term sheet, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date) and for certain classes of certificates will be the business day before the distribution date.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

Interest payments on certain classes of certificates for each accrual period will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to “Description of the Certificates — Distributions of Interest” in this supplemental term sheet for more information.

YIELD MAINTENANCE AGREEMENT

The trust may enter into a yield maintenance agreement or agreements with the counterparty for the benefit of the certain classes of certificates.  On certain distribution dates payments may be made under a yield maintenance agreement and deposited into a reserve fund.  Amounts on deposit in the reserve fund will be available to make certain payments to the certificates entitled to the benefits of the related yield maintenance agreement.  Any payments made under a yield maintenance agreement will be deposited into a reserve fund.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates, (other than any interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this supplemental term sheet.

On each distribution date, each class of certificates (other than any interest-only certificates) will receive principal payments in accordance with the priorities set forth in “Description of Certificates — Priority of Distributions” in the related prospectus supplement and based on principal collections from the related mortgage pool or mortgage pools for the related due period.

We refer you to “Description of the Certificates — Distributions of Principal” in this supplemental term sheet and “Description of the Securities – Distributions on Securities” in the prospectus for more information.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for any class of Certificates is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan in the related mortgage pool.  The actual final distribution date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s final scheduled distribution date.

LIMITED CROSS-COLLATERALIZATION
AMONG THE MORTGAGE POOLS IN THE AGGREGATE POOL

In certain limited circumstances, principal and interest collected on the mortgage loans in the aggregate pool may be applied to pay principal or interest, or both, to the senior certificates related to the aggregate pool but unrelated to that pool.

There is no cross-collateralization between the certificates related to the aggregate pool and any mortgage pool that is not included in the aggregate pool.

We refer you to “Description of the Certificates – Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool” in this supplemental term sheet for more information.

OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in the aggregate pool is equal to or less than 5% of the aggregate principal balance of the mortgage loans in the aggregate pool as of the cut-off date, the master servicer will have the option to purchase all of the mortgage loans in the aggregate pool, thereby causing an early retirement of the certificates related to the aggregate pool.

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in a segregated mortgage pool is equal to 10% of the aggregate principal balance of the mortgage loans in such pool as of the cut-off date, JPMorgan Chase Bank, National Association, as servicer will have the option to purchase all of the mortgage loans in such pool, thereby causing an early retirement of the certificates related to that pool.

We refer you to “Description of the Certificates — Optional Clean-Up Redemption of the Certificates” in this supplemental term sheet for more information.

CREDIT ENHANCEMENT

Subordination.  The subordinate classes of certificates related to the aggregate pool or any segregated pool, as applicable, will provide credit enhancement for the related classes of senior certificates.  In addition, each class of the aggregate pool subordinate certificates or segregated pool subordinate certificates, as applicable, with a lower numerical class designation will have a payment priority over each class of the aggregate pool subordinate certificates or segregated pool subordinate certificates, as applicable, with a higher numerical class designation.

If the mortgage loans in any pool experience losses, to the extent that there is no available overcollateralization to absorb such loss, the principal amount of the related subordinate class of certificates that is lowest in seniority and still outstanding will generally be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction.  If the applicable subordination of the related subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the pool incurring the realized losses will generally be allocated such losses and may never receive all of their principal payments

Some losses, however, to the extent applicable for such pool, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in the prospectus supplement, are generally allocated pro rata to each affected class of certificates instead of first being allocated to the related subordinate certificates.  Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

Overcollateralization.  As of the closing date, the aggregate principal balance of the mortgage loans in a pool as of the cut-off date may exceed the aggregate outstanding principal balance of the related certificates.  This feature is referred to as overcollateralization.

Certain mortgage loans may bear interest each month in an amount that is expected to exceed the amount needed to pay monthly interest on the related certificates and to pay the fees and expenses of the issuing entity.  A portion of this excess interest will be applied to pay principal on the related certificates to meet the required level of overcollateralization for the related period.   We cannot assure you that sufficient excess interest will be generated by these mortgage loans to meet such required levels of overcollateralization.

Excess Interest.  Certain mortgage loans may bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related certificates and to pay the fees and expenses of the trust.  The excess interest from these mortgage loans each month will be available to absorb realized losses on the related mortgage loans and to maintain overcollateralization at required levels as described in the pooling and servicing agreement.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this supplemental term sheet for more information.  We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this supplemental term sheet for more information.

Pledged Asset Loans.  A portion of the mortgage loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.  Such additional collateral may no longer be required when the principal balance of such additional collateral loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral loan is reduced to the applicable loan-to-value ratio for such additional collateral loan by virtue of an increase in the appraised value of the mortgaged property as determined by PHH Mortgage Corporation.

We refer you to “Description of the Mortgage Pools — The Pledged Asset Loans” in this supplemental term sheet for more detail.

SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this supplemental term sheet.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan.  If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to “Servicing of the Mortgage Loans” in this supplemental term sheet for more detail.

FEES AND EXPENSES

Before payments are made on the certificates, the servicers will be paid a monthly fee equal to a certain percentage of the principal balance of the mortgage loans serviced by that servicer as described under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses; Master Servicing Compensation” in this supplemental term sheet.

Compensation to the master servicer may include investment income on funds held in the distribution account and may include a monthly fee equal to a percentage of the then outstanding aggregate principal balance of the mortgage loans. The master servicer will pay the trustee fee and the securities administrator fee from such income.  Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

MATERIAL FEDERAL INCOME
TAX CONSEQUENCES

For federal income tax purposes, a designated portion of the issuing entity will comprise multiple REMICs: one or more underlying REMICs and a single upper-tier REMIC.  Each underlying REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the residual certificates, will represent the regular interests in the upper-tier REMIC.  The residual certificates will represent ownership of the residual interest in the upper-tier REMIC.

We refer you to “Material Federal Income Tax Consequences” in this supplemental term sheet and in the prospectus for more information.

ERISA MATTERS

Subject to important considerations described under “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus, the certificates rated in one of the four highest generic rating categories by at least one nationally recognized statistical rating organization, other than the residual certificates, are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements.  The residual certificates will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to “ERISA Matters” in this supplemental term sheet and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

Generally any certificate rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisor in determining whether and to what extent the certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.  All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool or mortgage pools.  For example, the rate of principal payments on the mortgage loans will be affected by the following:

·

the amortization schedules of the mortgage loans;

·

the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

·

refinancing by borrowers;

·

liquidations of defaulted loans by a servicer; and

·

repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

The yield to maturity of the certificates will also be affected by the master servicer’s or the servicer’s exercise of its optional clean-up call on the mortgage loans.

A portion of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.  The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.  We cannot predict the rate at which borrowers will repay their mortgage loans.  Please consider the following:

·

if you are purchasing any certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

·

if you are purchasing any certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and there is a possibility that you could lose all or a portion of your initial investment;

·

if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

·

the earlier a payment of principal occurs, the greater the impact on your yield.  For example, if you purchase any certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

·

the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of certain classes of senior certificates relative to the classes of subordinate certificates.

·

prospective purchasers of any interest-only certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage components could result in the failure of such purchasers to recover their initial investments; and

·

with respect to the certificates entitled to the benefit of the yield maintenance agreement, the yield to maturity will be affected by whether the required payments are made under the yield maintenance agreement and are sufficient to cover the distributions for which such amounts will be used.

See “Yield, Prepayment and Weighted Average Life” and “Description of the Certificates — Distributions of Principal” in this supplemental term sheet for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Rapid Prepayments on the Mortgage Loans May Reduce the Yield on the Interest-Only Certificates.

The interest-only certificates receive only distributions of interest.  Distributions to the holders of an interest-only are based on their respective notional amount, calculated as described herein.  You should fully consider the risks associated with an investment in an interest-only certificate.  If the mortgage loans related to such interest-only certificates prepay faster than expected, holders of such interest-only certificates may not fully recover their initial investment.

The certificate interest rate of an interest-only certificate is based on the excess of the weighted average net mortgage interest rate of the mortgage loans in the related mortgage pool over the certificate interest rate of the principal and interest certificate to which such interest-only certificates relate. In general, the higher the weighted average net mortgage interest rate of the mortgage loans in the mortgage pool related to such interest-only certificates, the more interest the interest-only certificates will receive.  If mortgage interest rates decline, the mortgage loans with higher mortgage interest rates are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.  This will reduce the weighted average net mortgage interest rate of the related pool.  If the mortgage loans with higher mortgage interest rates prepay faster than expected, you may not fully recover your initial investment.  If on any distribution date, interest-only certificates receive interest distributions based on the weighted average net mortgage interest rate of the mortgage loans in their related pool, the interest-only certificates will not be entitled to interest distributions.

Holding Subordinate Certificates Creates Additional Risks

The protections afforded the senior certificates in this transaction create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

·

Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

·

The subordinate certificates are not entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth year after the closing date.  In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate certificates with higher numerical class designations will be paid to those classes of subordinate certificates with lower numerical class designations.

·

If a servicer or the master servicer determines not to advance a delinquent payment on a related mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which will impact the subordinate certificates.

·

Losses on the mortgage loans will generally be allocated to the subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a certificate balance without a corresponding distribution of cash to the holder.  A lower certificate balance will also result in less interest accruing on that certificate.

·

The earlier in the transaction that a loss on a mortgage loan occurs and is allocated to a certificate, the greater the impact on the yield of that certificate.

Excess Interest Generated By Certain Mortgage Loans May Be Insufficient to Maintain Related Overcollateralization

We expect the mortgage loans related to certain mortgage pools to generate more interest than is needed to pay interest owed on the related certificates and to pay certain fees and expenses of the issuing entity allocable to such mortgage loans.  Any remaining interest generated by these mortgage loans will then be used to absorb losses that occur on such mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by these mortgage loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that such mortgage loans will generate.

·

Every time a mortgage loan in such a mortgage pool is prepaid in full or in part, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan in such a mortgage pool is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on a mortgage loan in such a mortgage pool turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

Certain Certificates are subject to counterparty risk.

The issuing entity may enter into a yield maintenance agreement or agreements with the counterparty, for the benefit of certain certificates.  The yield maintenance agreement or agreements will require the counterparty to make certain payments in the circumstances set forth in the prospectus supplement.  The receipt of such amounts by such certificates will be subject to the credit risk of the counterparty.

Certain Certificates may not receive amounts expected from a yield maintenance agreement

Payments under a yield maintenance agreement for any distribution date are based on a schedule of notional amounts which decreases during the life of the related yield maintenance agreement. The notional amounts were derived using a specified percentage of a prepayment assumption on the related mortgage loans.  The actual rate of payment on the mortgage loans is likely to differ from the specified percentage of the prepayment assumption used.  If prepayments on the related mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the aggregate class principal amount of the certificates entitled to the benefits of the related yield maintenance agreement may be greater than such notional amount for a distribution date.  For such Certificates and any distribution date on which the related notional amount is lower than the actual aggregate class principal amount of such classes of certificates, the amount paid by the counterparty under the related yield maintenance agreement may not be enough to pay the distributions for which such amounts will be used on such distribution date, adversely affecting the yield on such certificates.

Servicing Transfers May Increase Delinquencies

Servicing of the mortgage loans originated by certain servicers may be transferred to JPMorgan Chase Bank, National Association after the closing date.  The transfer of servicing of these mortgage loans  may result in a temporary increase in the delinquencies on the transferred mortgage loans.

Mortgage Loans with Interest-only Payments and High Balance Loans

Certain of the mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of specified number of years following the origination of the related mortgage loan.  Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans.  If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

See “Description of the Mortgage Pools” in this supplemental term sheet.

Certain of the mortgage loans as of the cut-off date were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

Simultaneous Second Lien Risk

With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan on the same property which is not included in the aggregate pool.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Your Yield May Be Affected by Changes in Interest Rates

The mortgage interest rate on each mortgage loan will be based on the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT Index.  No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

Certain Certificates may accrue interest at a certificate interest rate equal to the One-Month LIBOR index plus the related certificate margin, but are subject to a limit and are referred to herein as the “LIBOR Certificates”.  The mortgage rates on the mortgage loans in the mortgage pool related to the LIBOR Certificates will adjust based on a the Six-Month LIBOR, the 1-Year LIBOR or the 1-Year CMT index.  All of the mortgage loans in the mortgage pool related to the LIBOR Certificates will have periodic and maximum limitations on adjustments to their interest rates.  Because the cap on the interest rate for each class of LIBOR Certificates will generally be equal to the weighted average of the net interest rates of the mortgage loans in the related mortgage pool, the periodic and maximum limitations on adjustments to the interest rates on these mortgage loans may cause the LIBOR Certificates to accrue less interest than they would accrue if their interest rate was based solely on the One-Month LIBOR index plus the applicable margin.

A variety of factors could limit the interest  rates on the LIBOR Certificates and may adversely affect the yields to maturity on these certificates.  Some of these factors are described below.

·

The certificate interest rates for the LIBOR Certificates adjust monthly while the mortgage rates on the mortgage loans adjust less frequently.  Consequently, the cap (described above) on the interest rates applicable to the LIBOR Certificates may limit increases in such certificate interest rates of one or more classes of the LIBOR Certificates for extended periods in a rising interest rate environment.

·

Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT may change at different times and in different amounts than One-Month LIBOR.  As a result, it is possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the mortgage loans related to the LIBOR Certificates may decline while the One-Month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the limit (described above) will apply to the certificate interest rates applicable to one or more of the certificates.  It is also possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the mortgage loans related to the LIBOR Certificates and the One-Month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but One-Month LIBOR may decline more slowly or increase more rapidly.

If the certificate interest rates on the LIBOR Certificates are subject to the limit (described above), the resulting basis risk shortfalls may be recovered by the holders of the LIBOR Certificates on such distribution date or on future distribution dates to the extent that there is sufficient cashflow generated under the related yield maintenance agreement and there are available funds remaining after distributions on the LIBOR Certificates and the payment of certain fees and expenses of the issuing entity.  No assurances can be given that such additional funds will be available.

See “Description of the Certificates — Distributions of Interest” in this supplemental term sheet.

Limited Cross-Collateralization Among The Mortgage Pools in the Aggregate Pool; Limited Recourse

With limited exception described in “Description of the Certificates — Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool,” interest and principal on the senior certificates will be paid from amounts collected in respect of the mortgage loans in the related mortgage pool.  In the case of the senior certificates, the mortgage pools will generally not be “cross-collateralized” — interest and principal collections received from the mortgage loans in a mortgage pool will generally only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage pools while collections from all mortgage pools in the aggregate pool, will be available to make distributions to the related subordinate certificates.

Because the subordinate certificates related to the aggregate pool represent interests in all mortgage pools in the aggregate pool, the class principal amounts of such subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any pool in the aggregate pool.  Therefore, the allocation of realized losses on the mortgage loans in any pool in the aggregate pool to the aggregate pool subordinate certificates will reduce the subordination provided by such subordinate certificates to all of the classes of senior certificates related to a mortgage pool in the aggregate pool, including the senior certificates related to a mortgage pool in the aggregate pool that did not suffer any losses.  This will increase the likelihood that future realized losses on the mortgage loans in the aggregate pool may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

There is no cross-collateralization between the certificates related to the aggregate pool and any segregated pool.

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

Potential Inadequacy of Credit Enhancement

The certificates are not insured by any financial guaranty insurance policy.  The subordination and loss allocation features described in this supplemental term sheet are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.  None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

To the extent that there is no overcollateralization to absorb such loss, the amount of any realized losses experienced on a mortgage loan in the aggregate pool or any segregated pool, other than excess losses on the mortgage loans in certain mortgage pools set forth in the related prospectus supplement, will be applied to reduce the principal amount of the related class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero.  If subordination and related overcollateralization, if any, is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments.  After the total class principal amount of the aggregate pool or the segregated pool subordinate certificates has been reduced to zero, realized losses on the mortgage loans in certain mortgage pools will reduce the class principal amounts of the related senior certificates.

Furthermore, in certain mortgage pools set forth in the related prospectus supplement, the subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans in the aggregate pool or any segregated pool, as applicable, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this supplemental term sheet.  Any losses on the mortgage loans in such a mortgage pool in the aggregate pool or any segregated pool in excess of those amounts will be allocated among each class of senior certificates related to that mortgage pool and each class of related subordinate certificates in the manner set forth in this supplemental term sheet, even if the principal balance of each such subordinate class has not been reduced to zero.  You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one mortgage pool in the aggregate pool which could make certificates related to the other mortgage pools in the aggregate pool more likely to suffer a loss.

Excess Interest Generated By Certain Mortgage Loans May Be Insufficient to Maintain Related Overcollateralization

We expect the mortgage loans related to certain mortgage pools to generate more interest than is needed to pay interest owed on the related certificates and to pay certain fees and expenses of the issuing entity allocable to such mortgage loans.  Any remaining interest generated by these mortgage loans will then be used to absorb losses that occur on such mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by these mortgage loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that such mortgage loans will generate.

·

Every time a mortgage loan in such a mortgage pool is prepaid in full or in part, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan in such a mortgage pool is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

·

If the rates of delinquencies, defaults or losses on a mortgage loan in such a mortgage pool turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

Cash Flow Considerations and Risks

The related mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates.  Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent.  This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders.  If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination and related overcollateralization, if any, has been exhausted.

Concentration of Mortgage Loans Could Adversely Affect Your Investment

A substantial amount of the aggregate principal balance of the mortgage loans are secured by mortgaged properties located in California.  There may also significant concentrations of mortgage loans in other states.  Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction.  Shortfalls in interest may result from the application of a Relief Act.  Interest payable to senior and subordinate certificateholders (other than the principal-only certificateholders) will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of a Relief Act.

Ability To Resell Securities May Be Limited

There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the certificates, although it may do so.  We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Consequences of Owning Book-Entry Securities

Limit on Liquidity of Securities.  Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Limit on Ability To Transfer or Pledge.  Since transactions in the book-entry certificates can be effected only through the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

Delays In Payments.  You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator on behalf of the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Delinquencies May Adversely Affect Investment

The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this supplemental term sheet.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

You Could Be Adversely Affected By Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or the related servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the issuing entity.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws.  However, if the issuing entity should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

See “Material Legal Aspects of the Loans” in the accompanying prospectus.

Bankruptcy and Insolvency Risks

It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the issuing entity will each be treated as a sale rather than a secured financing for purposes of federal and state law.  Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the issuing entity would not be considered part of the seller’s or depositor’s bankruptcy estates and, thus, would not be available to their creditors.  On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale.  Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

Hurricanes May Have Affected Mortgaged Properties

Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions.  The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers.  Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

GLOSSARY OF DEFINED TERMS

A glossary of defined terms used in this supplemental term sheet begins on page 60. Any terms used in this supplemental term sheet but not defined in the glossary are defined in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOLS

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Chase Originators and PHH Mortgage Loans were underwritten substantially in accordance with the related underwriting criteria specified herein.  See “—Underwriting Standards” below.  All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described herein under “Underwriting Standards — General”.  The Servicers will generally service the Mortgage Loans pursuant to their respective Purchase and Servicing Agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Issuing Entity.  JPMCB, as servicer, and CHF, as subservicer, may service certain mortgage loans originated by other Originators pursuant to the JPMCB Servicing Agreement.

All of the Mortgage Loans provide for payments due on the first day of each month.  Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.  A portion of the Mortgage Loans do not include prepayment penalties for early voluntary prepayments in full or in part.

All Mortgage Loans with Loan-to-Value Ratios greater than 80% at origination that were not supported by a third-party guarantee or additional collateral were covered by a primary mortgage insurance policy.  No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loan.

The term sheet may contain important information about the mortgage loans in each Pool, subject to a variance, including:

·

the Mortgage Rates and the original principal balances of the Mortgage Loans;

·

the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date;

·

the types of Mortgaged Properties;

·

the geographic distribution by state of the Mortgaged Properties;

·

the weighted average remaining term to maturity of the Mortgage Loans;

·

the original terms to maturity of the Mortgage Loans;

·

the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

·

the mortgagor’s purpose of financing; and

·

the weighted average credit score.

The Pledged Asset Loans

Any PHH Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH or another lender to the guarantor.  The amount of the Pledged Assets securing a Pledged Asset Loan generally equals the down payment or equity required by PHH. The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH.

If the Mortgage Loans include any such loans, on or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond.  The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets.  Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

The Indices

The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date to a rate based on the related index plus a margin.  The index in each case is the Six-Month LIBOR index, the 1-Year LIBOR index, or the 1-Year CMT index.

Assignment of the Mortgage Loans

Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans.  In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans.  Subject to the limitations described below, an Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan.  See “The Trust Fund — Representations by Sellers or Originators; Repurchases” in the accompanying prospectus.

Pursuant to a pooling and servicing agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations).  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian the Mortgage File.  Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

The Custodian, on behalf of the Trustee, will review each Mortgage File within the time period specified in the related Custodial Agreement or promptly after the Custodian’s receipt of any document permitted to be delivered after the Closing Date.  The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders.  If at the end of such specified period, any document in a Mortgage File is found to be missing or defective in a material respect and the related Originator or the Seller, as applicable, does not cure such omission or defect within the time period required under the applicable Purchase and Servicing Agreement, then the applicable Originator, pursuant to such Purchase and Servicing Agreement, as modified by the related Assignment Agreement (if applicable), or, if applicable, the Seller under the Pooling and Servicing Agreement, is obligated to purchase the related Defective Mortgage Loan from the Issuing Entity at the price specified in the Pooling and Servicing Agreement or the related Purchase and Servicing Agreement, as applicable.  Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan from the Issuing Entity and substitute in its place a Replacement Mortgage Loan; provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related Purchase and Servicing Agreement, (i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the related Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the related Deleted Mortgage Loan, (iii) have a gross margin not less than that of the related Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or less than that of the related Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan, (vi) have the same adjustment date as that of the related Deleted Mortgage Loan, (vii) have a minimum rate not less than that of the related Deleted Mortgage Loan, (viii) have the same index as that of the related Deleted Mortgage Loan and (ix) comply with all of the representations and warranties set forth in the related Purchase and Servicing Agreement, as modified by the related Assignment

Agreement (if applicable).  This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

Please review the additional material for additional information concerning the Mortgage Loans.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://www.jpmorgan.com/staticpool/mbs/JPALT2006-A1.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this supplemental term sheet to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

General

A portion of the Mortgage Loans were originated or acquired by PHH and the Chase Originators.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Chase Originator Mortgage Loans and the PHH Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator.  Any other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines”.

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  See “The Trust Fund—The Loans—Underwriting Standards” in the prospectus.

A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs.  These programs are designed to facilitate the loan approval process.  Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender’s standard underwriting criteria.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan-by-loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

Set forth below is certain information with respect to PHH and the Chase Originators and a summary of the underwriting guidelines utilized with respect to each such Originator.

PHH Mortgage Corporation

The information set forth in this section of the supplemental term sheet has been provided by PHH.

PHH, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation.  PHH is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands.  PHH’s business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans.  PHH is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered.  It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable.  It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation.  Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began “regular way” trading on the New York Stock Exchange on February 1, 2005.  In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

PHH maintains its executive offices at 3000 Leadenhall Road, Mt.  Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

PHH purchases, originates, sells and services residential mortgages in the United States via the following channels:

Financial Institutions Channel: PHH is a leading provider of “private label” mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

Real Estate Brokers Channel: PHH works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation’s real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries.  Additionally, PHH works with brokers that are not affiliated with Cendant Corporation.

Substantially all of the origination and acquisition activities are conducted by PHH from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island.  PHH offers mortgages through the following platforms:

Teleservices.  Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In® ), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

In its teleservices operations, PHH and certain subsidiaries employ “mortgage consultants” that receive applications over the telephone, and thereafter refer the origination of the loan to “loan processors” for processing.  Mortgage consultants are not involved in the process once the loan is referred to a loan processor.  The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.  Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

Internet.  Mortgage information is offered to consumers through a web interface that is owned by PHH.  The web interface contains educational materials, rate quotes and a full mortgage application.  This content is made available to the customers of partner organizations, including Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM.  In addition, PHH developed and launched its own online brand—InstaMortgage.comSM in 1999.  Applications from online customers are processed via PHH’s teleservices platform.

Field Sales Professionals.  Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island.  These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer.  Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan.  The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

Closed Loan Purchases.  This platform is also known as the wholesale/correspondent platform.  PHH generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks.  These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations.  PHH approves all of its wholesalers/correspondents after a thorough review of the entity’s corporate, financial and licensing information.

Wholesale.  PHH underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

Correspondent.  PHH purchases closed loans.  One platform requires that PHH underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

PHH has been an originator of mortgage loans since 1978 and has originated first-lien, prime adjustable-rate mortgage loans since 1994.  The following table describes size, composition and growth of PHH’s total residential mortgage loan production as of the dates indicated.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	406,237	$ 77,370	219,460	$ 46,545	139,973	$ 32,283
Government(2)	23,048	3,032	11,105	1,494	4,390	610
Home Equity Lines of Credit	38,339	3,299	47,337	4,514	31,692	3,602
Total Residential Mortgage Loans	467,624	$ 83,701	277,902	$ 52,553	176,055	$ 36,495

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

PHH’s products currently consist of:

·

First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration (“FHA”) and government guaranteed Veterans Administration (“VA”) loans; and

·

first and junior lien home equity loans and lines of credit.

The underwriting standards used by PHH for mortgage loans vary based on the type of mortgage product.  Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	PHH
Home Equity Loans and Home Equity Lines of Credit	PHH

PHH’s underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets.  They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market.  They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various “private-label” programs.  The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral.  PHH may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH.  From time to time, exceptions to PHH’s underwriting policies may be made.  Such exceptions are made on a loan-by-loan basis only at the discretion of PHH’s underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

PHH’s underwriting guidelines are applied to evaluate an applicant’s credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made.  As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant’s credit history.  Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH.

PHH makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines.  These systems are used in conjunction with PHH’s underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

In evaluating the applicant’s ability and willingness to repay the proposed loan, PHH reviews the applicant’s credit history and outstanding debts, as reported on the credit report.  If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

Except as described below, PHH verifies the applicant’s liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage.  Additional liquid assets may not be verified.

Except as described below, PHH also evaluates the applicant’s income to determine its stability, probability of continuation, and adequacy to service the proposed PHH debt payment.

In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH, except as noted in this supplemental term sheet.  The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed.  The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.  In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction).  In certain cases, PHH may employ the use of a third party statistical valuation in lieu of an appraisal.

Credit scores are obtained by PHH in connection with mortgage loan applications to help assess a borrower’s credit-worthiness.  On an exception basis, credit scores may be obtained by PHH after the purchase of a mortgage loan if the related seller does not provide a credit score.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the prospectus supplement.

For all first lien mortgage loans, a title report generally must be obtained.  Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans.  Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant’s income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property.  PHH also reviews the level of an applicant’s liquid assets as an indication of creditworthiness.

PHH encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation’s Underwriting Standards

The following underwriting guidelines are used by PHH in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs.  Loan applicants may be eligible for a loan approval process permitting less documentation.  These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.  See “Other Documentation Standards” below.

PHH originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance.  In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH.  In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans.  See “Pledged Asset Loans.”

Full Documentation Standards

The underwriting standards of PHH for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans.  However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

In determining whether a prospective borrower has sufficient monthly income available

·

to meet the borrower’s monthly obligation on the proposed mortgage loan and

·

to meet monthly housing expenses and other financial obligations including the borrower’s monthly obligations on the proposed mortgage loan,

PHH generally applies debt service-to-income ratios of up to 50% of the proposed borrower’s acceptable stable monthly gross income.  Under certain programs, however, PHH makes loans where these ratios are up to 60%.

PHH’s guidelines for verifying an applicant’s income and employment are generally as follows:

·

for salaried applicants, PHH typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant’s employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business.  Verifications of income may be waived under certain programs offered by PHH, but PHH’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

·

for non-salaried applicants, including self-employed applicants, PHH requires copies of the applicant’s two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules.  In some cases, PHH may waive submission of such supporting schedules if this income is insignificant in relation to the applicant’s overall income, or does not affect the applicant’s ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant’s income shows significant variations from year to year.

Other Documentation Standards

PHH also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program (“Reduced Documentation Program”), stated income, stated asset program (“Stated Income, Stated Asset Program”), stated income, full asset program (“Stated Income Full Asset Program”), no income, stated asset program (“No Income Stated Asset Program”) and rate and term refinance limited documentation program (“Streamlined Documentation Program”). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded.  Each of these programs is designed to facilitate the loan approval process.

Under the Streamlined Documentation Program, which is generally available only to the loans in PHH’s portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any.  Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a “drive-by” appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

Another program (the “Liquidity Program”) provides for expedited processing on certain loans based on the risk profile of the loan.  During the origination process, PHH conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan.  Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount.  For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH to process the loan.  The liquidity ratio used in this program is defined as the total amount of a borrower’s liquid assets, as verified by PHH, divided by the total amount of the proposed loan.  For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio.  Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts.  Business assets are generally not considered part of a borrower’s liquid assets unless the business is 100% owned by the borrower.  The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock.  PHH believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness.  A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs.  If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.  The level of income documentation required by the Liquidity Program is determined by the combination of the borrower’s credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan.  Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH may require the following different levels of income disclosure and verification:

·

no income disclosure with no verification of income required;

·

debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

·

income disclosure and verification using streamlined/alternate documentation.

The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals.  These loans are generally structured as follows:

·

the loan is made to the individual applicant, secured by a mortgage or deed of trust  from the entity; or

·

the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

·

the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH applies its standard underwriting criteria to the property and the individual applicant.  These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

The mortgage loans may include loans to borrowers who are non-resident aliens in the United States.  In general, PHH applies the same underwriting guidelines to these borrowers as under its standard mortgage programs.  PHH may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

In addition, PHH originates certain mortgage loans (“Relocation Mortgage Loans”) made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer.  Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions.  Relocation Mortgage Loans are otherwise originated pursuant to the PHH’s underwriting policies as described herein.

Pledged Asset Loans

Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH or another lender to the guarantor.  The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH.  The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH.

The Chase Originators

The information set forth in this section of the supplemental term sheet has been provided by the Chase Originators.  None of the Depositor, the Underwriter, the Seller, the Trustee, the Master Servicer, the Securities Administrator or any other Originator or Servicer or any other person has made or will make any representation as to the accuracy or completeness of such information.

General.  The Chase Originator Mortgage Loans were originated by JPMCB  generally using underwriting guidelines as set forth below.  See “Underwriting Guidelines.”  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co.  (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of September 30, 2005, JPMorgan Chase Bank, National Association, had total assets of $1,008.4 billion, total net loans of $386.9 billion, total deposits of $529.4 billion, and total stockholder’s equity of $85.1 billion.  These figures are extracted from JPMCB’s unaudited Consolidated Reports of Condition and Income as of September 30, 2005, which are filed with the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, Delaware limited liability company.

CHF acquired the Chase Originator Mortgage Loans immediately after the origination by JPMCB.  CHF (or a predecessor in interest) has been originating or acquiring mortgage loans for over 50 years and has been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998.  CHF originated approximately $88.8 billion, $165.6 billion and $85.1 billion of mortgage loans during 2002, 2003 and 2004, respectively.  As of September 30, 2005, CHF had originated $65.6 billion of mortgage loans during 2005.

Underwriting Guidelines.  The following is a description of the underwriting policies customarily employed by CHF with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. The Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies.  The Chase Originators have represented to the Seller that, except for a limited number of the Chase Originator Mortgage Loans, the Chase Originator Mortgage Loans were originated generally in accordance with such policies.  References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

The Mortgage Loans were not originated in a manner generally consistent with Fannie Mae or Freddie Mac published underwriting guidelines and were originated using underwriting policies (the “CHF Alternative A Underwriting Policies”) that are different from and, in certain respects, less stringent than the general underwriting policies of CHF. For example, such Mortgage Loans include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with higher loan-to-value ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loans to income and total debt service on borrowings to income are higher than for such other programs, or mortgage loans made to international borrowers.  Other examples include mortgage loans secured by shares in cooperative housing corporations, “condotels,” smaller or larger or otherwise unusual parcels of land and mortgage loans with higher loan-to-value ratios than in such other programs.  The inclusion of such Mortgage Loans may present certain risks that are not present in such other programs.

Under the CHF Alternative A Underwriting Policies, the borrower is required to complete an application designed to provide to CHF pertinent credit information concerning the borrower.  As part of the description of the borrower’s financial condition, each borrower is required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also be required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. With respect to mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

Pursuant to CHF’s “Streamlined Refinance Program,” borrowers for whom CHF currently services their mortgage are eligible for reduced verification and documentation of application information on a refinance or purchase transaction. In order to qualify for this program, the borrower’s most recent 12 month mortgage history (24 months for purchase transactions) with CHF must verify document that the account has been paid as agreed with no delinquency greater than 30 days past due. Additional credit history is generally not required, except certain transaction such as 2-4 units, refinances of government insured loans, and purchase transactions require standard CHF credit history documentation. The property value on a refinance may have been established by validation that the original value has not declined. The property value for a purchase transaction always follows standard CHF documentation requirements. Income and assets as stated on the application generally do not require verification. Debt ratios generally are not required.

Under CHF’s “Reduced Documentation Program,” Mortgage Loans were originated under the “no ratio” or “no income verification” guidelines. Under the “no ratio” guidelines, no income is stated or verified but source(s) of income are verified; under the “no income verification” guidelines income is stated but not verified; assets are verified in the case of both such guidelines.

Under CHF’s “No Doc” program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans are based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

Pursuant to CHF’s Stated Income Stated Asset Program (which is sometimes referred to as CHF’s “alternative documentation” program), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans is based primarily or entirely on stronger credit profile and lower loan-to-value ratio requirements.

The Mortgage Loans originated using CHF Alternative A Underwriting Policies described above may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

CHF requires an appraisal to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal personally visits the property and estimates its market value on the basis of comparable properties. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, for purchaser transactions, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For refinances, generally the appraised value would be used.

From time to time, exceptions and/or variances to CHF Alternative A Underwriting Policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit personnel of CHF who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

The Certificates may consist of (a) the Senior Certificates, (b) the Aggregate Pool Subordinate Certificates and (c) Segregated Pool Subordinate Certificates.

The Certificates will be issued in the initial Class Principal Amounts set forth in the supplemental term sheet.  The initial Class Principal Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pools.”

The Offered Certificates (other than the residual certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.  The residual certificates will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see “— Payments on Mortgage Loans; Accounts” below); (3) the Issuing Entity’s rights under the assignment, assumption and recognition agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; (6) the rights under any applicable Yield Maintenance Agreement; and (7) the proceeds of all of the foregoing.  In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders.  See “Description of the Mortgage Pools — The Pledged Asset Loans.”  The Pledged Assets will not be part of any REMIC.

Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates will be divided into Certificate Groups relating to their applicable Mortgage Pool.

The Subordinate Certificates may be classified as follows:

AGGREGATE POOL SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Aggregate Pool Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to the Mortgage Loans in the Aggregate Pool.

SEGREGATED POOL SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Segregated Pool Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Segregated Pool Mortgage Loans.

Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds any residual certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “Description of the Certificates— Book–Entry Certificates” in the supplemental term sheet for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

General.  The Offered Certificates (other than any residual certificate) will be Book-Entry Certificates.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account.  On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account.  On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.

As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

Available Distribution Amount

Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Pool, in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates and from the Available Distribution Amount of all Mortgage Pools in the Aggregate Pool, in the case of the Aggregate Pool Subordinate Certificates, in the order of priority set forth below at “— Priority of Distributions.”

Distributions of Interest

General.  On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount.  For each Distribution Date and each related Accrual Period, interest on certain classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and interest on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period.

The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool or Pools.

Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of related Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Aggregate Pool Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall.  Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date.  An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Determination of LIBOR

The annual certificate interest rates of any LIBOR Certificates are based upon One-Month LIBOR as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date.  If the rate does not appear on Telerate Page 3750, or if the service is no longer offered, or any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Securities Administrator, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator, as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.  The Securities Administrator’s calculation of One-Month LIBOR and the resulting Certificate Interest Rate on any class of LIBOR Certificates with respect to any Distribution Date shall be final and binding in the absence of manifest error.

The Yield Maintenance Agreement

The Issuing Entity may enter into, for the benefit of certain classes of Certificates, a Yield Maintenance Agreement or Agreements.  Under a Yield Maintenance Agreement, the Counterparty will agree to pay to the Issuing Entity two Business Days prior to certain Distribution Dates, an amount specified in the prospectus supplement.

The Yield Maintenance Agreement and any payments made by the Counterparty thereunder will be an asset of the Issuing Entity but will not be an asset of any REMIC.

The Yield Maintenance Agreements will be governed by and construed in accordance with the law of the State of New York and will be documented under the ISDA Master Agreement, as supplemented by the schedule and the confirmation.  The obligations of the Counterparty are limited to those specifically set forth in the related Yield Maintenance Agreement.

Any amounts received by the Securities Administrator under the related Yield Maintenance Agreement will be deposited into the Reserve Fund for distribution to the Certificates entitled to the benefit thereto, as specified in the prospectus supplement.

The Reserve Fund

Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will establish the Reserve Fund.  The Reserve Fund is an asset of the Issuing Entity but will not be an asset of any REMIC.  Payments received under a Yield Maintenance Agreement will be deposited into the Reserve Fund.  On each Distribution Date, the Securities Administrator will withdraw any amounts on deposit in the Reserve Fund to pay the Certificates entitled to the benefits thereto, the amounts specified in the prospectus supplement.

Distributions of Principal

General.  All payments and other amounts received in respect of principal of the Mortgage Loans in the Aggregate Pool or the Segregated Pool, as applicable, may be allocated between the related Senior Certificates and the related Subordinate Certificates as follows:

Senior Principal Distribution Amount.  On each Distribution Date, the related Mortgage Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount.  The Senior Principal Distribution Amount may, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first nine, eleven or fourteen years beginning with the first Distribution Date.  This would have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the evidenced by the related Subordinate Certificates principal balance of the Aggregate Pool or the Segregated Pool, as applicable.  Increasing the interest of the related Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

Subordinate Principal Distribution Amount.  Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the related Senior Certificates and any related Subordinate Certificate ranking in higher priority, each related class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount from the Aggregate Pool or the Segregated Pool, as applicable.  Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date in turn to each of the classes of Subordinate Certificates in order of their numerical class designations, until each such class has received its pro rata share for that Distribution Date.  Distributions of each such class’ share of the Subordinate Principal Distribution Amount from the Aggregate Pool or the Segregated Pool, as applicable, will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid.  See “— Priority of Distributions.”

With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all related classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans in the Aggregate Pool or the Segregated Pool, as applicable, will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any related classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

Priority of Distributions

On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Pool (in the case of the Senior Certificates and the Segregated Pool Subordinate Certificates) and (b) all Mortgage Pools in the Aggregate Pool (in the case of the Aggregate Pool Subordinate Certificates) will be allocated among the related classes of Senior Certificates and Subordinate Certificates in the order of priority set forth in the related prospectus supplement.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Mortgage Pools in the Aggregate Pool will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the residual certificates, any remaining Available Distribution Amount from such Mortgage Pools.

Please see the additional materials for a further description of the characteristics of the Certificates.

Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool

The priority of distributions described above in “— Priority of Distributions” will be subject to change if a Mortgage Pool in the Aggregate Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

a.  Cross-Collateralization Due to Rapid Prepayments in a Mortgage Pool in the Aggregate Pool.  The priority of distributions will change in the case where a Mortgage Pool in the Aggregate Pool is experiencing rapid prepayments provided all the following conditions are met:

·

the aggregate Class Principal Amount of a Certificate Group in the Aggregate Pool has been reduced to zero;

·

there are the Aggregate Pool Subordinate Certificates still outstanding; and

·

either (i) the Aggregate Subordinate Percentage for the Aggregate Pool on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Pool in the Aggregate Pool delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Mortgage Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining the Aggregate Pool Senior Certificates (pro rata, on the basis of the aggregate Class Principal Amount of the Senior Certificates of the related Certificate Group), rather than applied as a principal distribution to the Aggregate Pool Subordinate Certificates.  Such principal will be distributed in the same priority as those the Aggregate Pool Senior Certificates would receive other distributions of principal.

b.  Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Pool in the Aggregate Pool.  Realized Losses in the Aggregate Pool are allocated generally to the Aggregate Pool Subordinate Certificates and not just to the portion of the Aggregate Pool Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss.  Therefore, if Realized Losses of any Mortgage Pool in the Aggregate Pool that are allocated to the Aggregate Pool Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the aggregate Class Principal Amount of the related Certificate Group.  That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.” In that situation, payments on the Mortgage Loans in the other Mortgage Pools in the Aggregate Pool will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

If, on any Distribution Date, any Certificate Group in the Aggregate Pool is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this supplemental term sheet under “— Priority of Distributions” will be altered as follows:

·

the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed pursuant to paragraph (3) under “—Priority of Distributions” in this supplemental term sheet.

If more than one Certificate Group in the Aggregate Pool on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Certificate Group.  If more than one Certificate Group in the Aggregate Pool on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Aggregate Pool Subordinate Certificates.  In addition, after the aggregate principal balance of the Aggregate Pool Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

Subordination of the Payment of the Subordinate Certificates

The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each related class of Subordinate Certificates (other than the most senior class of related Subordinate Certificates) to receive such payments will be further subordinated to the rights of the related class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this supplemental term sheet.  The subordination of the Subordinate Certificates to the related Senior Certificates and the further subordination among the related Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

Allocation of Losses

Allocation of Losses – General

In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction.  However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

In certain Mortgage Pools as specified in the related Prospectus Supplement, the Aggregate Pool Subordinate Certificates and Segregated Pool Subordinate Certificates will provide limited protection to the related classes of Certificates of higher relative priority against (i) Special Hazard Losses, up to the related Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the related Bankruptcy Loss Coverage Amount and (iii) Fraud Losses, up to the related Fraud Loss Coverage Amount.

The amount of coverage provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the related Mortgage Loans may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses – the Aggregate Pool

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in the Aggregate Pool, then, on each Distribution Date the principal portion of that Realized Loss will generally be allocated first, to reduce the Class Principal Amount of each class of the Aggregate Pool Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to the Aggregate Pool Senior Certificates related to the Mortgage Pool sustaining such losses, generally, pro rata, based on their respective Class Principal Amounts.  As set forth in the related term sheet, Realized Losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated certain classes of Aggregate Pool Senior Certificates may instead be allocated to other classes of Aggregate Pool Senior Certificates in the related Mortgage Pool, until the Class Principal Amount of such Class has been reduced to zero.

The Class Principal Amount of the lowest ranking class of the Aggregate Pool Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

On each Distribution Date, Excess Losses on each Mortgage Pool in the Aggregate Pool will be allocated pro rata among the senior classes of the related Certificate Group and the Aggregate Pool Subordinate Certificates as follows: (i) in the case of the Aggregate Pool Senior Certificates, such Excess Loss will generally be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the Aggregate Pool Subordinate Certificates, such Excess Loss will be allocated among the classes of the Aggregate Pool Subordinate Certificates pro rata based on each class’ share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the specified related Senior Termination Date, Excess Losses on the Mortgage Loans in the Aggregate Pool will be allocated to the Aggregate Pool Senior Certificates and the Aggregate Pool Subordinate Certificates based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

Allocation of Losses – Segregated Pool

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in the Segregated Pool, then, on each Distribution Date the principal portion of that Realized Loss will generally be allocated first, to reduce the Class Principal Amount of each class of Segregated Pool Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to the Segregated Pool Senior Certificates, generally, pro rata, based on their respective Class Principal Amounts.  As set forth in the related term sheet, Realized Losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated certain classes of Segregated Pool Senior Certificates may instead be allocated to other classes of Segregated Pool Senior Certificates in the related Mortgage Pool, until the Class Principal Amount of such Class has been reduced to zero.

The Class Principal Amount of the lowest ranking class of Segregated Pool Subordinate Certificates then outstanding will also be reduced by the amount, if any, by the Subordinate Certificate Writedown Amount.

On each Distribution Date, Excess Losses on the Mortgage Loans in the Segregated Pool will generally be allocated pro rata among the Certificates related to the Segregate Pool based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

Please see the additional materials for a further description of the characteristics of the Certificates.

Overcollateralization Provisions

The aggregate Stated Principal Balance of the Mortgage Loans in a Mortgage Pool as of the Cut-off Date may exceed the aggregate outstanding Class Principal Amounts of the related Certificates.  This feature is referred to as overcollateralization.  The weighted average Net Mortgage Rate for the Mortgage Loans in a Mortgage Pool may be expected to be higher than the weighted average of the Certificate Interest Rates on the related Certificates.  As a result, interest collections on these Mortgage Loans are expected to be generated in excess of the amount of interest payable to the related Certificates and the fees and expenses payable by the Issuing Entity allocable to such Mortgage Pool.  The Pooling and Servicing Agreement requires that on each Distribution Date, any such excess cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of related Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralized Amount at the Overcollateralization Target Amount.  With respect to any Distribution Date, such amounts will be paid in accordance with the related prospectus supplement.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

·

the amount of the distributions, separately identified, with respect to each class of Certificates;

·

the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

·

the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

·

the amount of any unpaid Interest Shortfall with respect to each class of Certificates;

·

the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

·

the Pool Balance for the Aggregate Pool and the Segregated Pool, the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool at the end of the related Prepayment Period;

·

the Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

·

the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

·

with respect to each Mortgage Pool and the Aggregate Pool, the amount of the Servicing Fee paid to or retained by each Servicer and the amount of the Master Servicing Fee retained by the Master Servicer;

·

with respect to each Mortgage Pool and the Aggregate Pool, the amount of Monthly Advances for the related Due Period;

·

with respect to each Mortgage Pool and the Aggregate Pool, the number and aggregate principal balance of the Mortgage Loans that, using the MBS method, were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

·

with respect to each Mortgage Pool and the Aggregate Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

·

with respect to each Mortgage Pool and the Aggregate Pool, the amount of Realized Losses incurred during the preceding calendar month;

·

with respect to each Mortgage Pool and the Aggregate Pool, the cumulative amount of Realized Losses incurred since the Closing Date; and

·

the Certificate Interest Rate for each class of Certificates for that Distribution Date.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website.  The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O.  Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045).  The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Final Scheduled Distribution Date

 The Final Scheduled Distribution Date for any Class of Certificates is the Distribution Date in the month following the scheduled maturity date for the latest maturing related Mortgage Loan.  The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date.

Optional Clean-Up Call

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Aggregate Pool as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Aggregate Pool Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in the Aggregate Pool at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Aggregate Pool Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to the Aggregate Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding the Aggregate Pool Mortgage Loans (other than Liquidated Mortgage Loans in the Aggregate Pool), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to the Aggregate Pool.

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Segregated Pool as of the related Due Date is equal to or less than 10% of the aggregate principal balance of the Segregated Pool Mortgage Loans as of the Cut-off Date, JPMorgan Chase Bank, National Association, as servicer, will have the option to purchase the Mortgage Loans in the Segregated Pool at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Segregated Pool Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to the Segregated Pool and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Segregated Pool Mortgage Loans (other than Liquidated Mortgage Loans in the Segregated Pool), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to the Segregated Pool.

If either of such options is exercised, and the amount specified in clause (b) of the first or second preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess.  These residual classes are not offered hereby.

If the option is exercised with respect to the Aggregate Pool or the Segregated Pool, as applicable, it will effect an early retirement of the related Certificates.  Distributions on the related Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of related Certificates is entitled.  Upon the second optional termination, any funds or property remaining in the Issuing Entity will be liquidated and the Issuing Entity will terminate.

Voting Rights

Any residual and interest-only certificates will be allocated 1% of all voting rights and the other classes of Certificates (other than any prepayment penalty certificates, which will not receive voting rights) will be allocated the remainder of all voting rights under the Pooling and Servicing Agreement.  Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under “Description of the Certificates—General” above.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”) will act as the trustee under the terms of the Pooling and Servicing Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005.  As of September 30, 2005 U.S. Bancorp serves approximately 13.3 million customers, operates 2,396 branch offices in 24 states and has over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2005, U.S. Bank was acting as trustee with respect to over 49,000 issuances of securities with an aggregate outstanding principal balance of approximately $1.58 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement that has not been remedied, either the trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the trustee will become the successor Master Servicer.  However, if the trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee.  The Depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the Depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the Pooling and Servicing Agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the Pooling and Servicing Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee.  The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Trustee against such defaulting Servicer.  As of November 30, 2005, Wells Fargo Bank was acting as Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, the Master Servicer also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, the Master Servicer is responsible for the preparation of all REMIC tax returns on behalf of each REMIC comprising the Issuing Entity and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity pursuant to the Securities Exchange Act of 1934, as amended.  Wells Fargo Bank has been engaged in the business of securities administration since June 20, 1995.  As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

THE DEPOSITOR

J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the Depositor for the Issuing Entity.  The principal executive offices of the Depositor are located at 270 Park Avenue, New York, New York 10017.  As Depositor it will establish the Issuing Entity and will be the party that deposits, sells or otherwise conveys to the Issuing Entity the assets of the trust.  Its telephone number is (212) 270-8863.

The Depositor has been engaged in the securitization of mortgage loans, contracts and mortgage-backed securities since its incorporation.  The Depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust.  The Depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with mortgage loans and mortgaged-backed securities.  The Depositor has acquired the Mortgage Loans from the Sponsor in a privately negotiated transaction.

The certificate of incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling mortgage loans and mortgage-backed securities, serving as Depositor of the trusts and engaging in activities incidental to the foregoing.

The Depositor will have limited obligations with respect to the Certificates.  The Depositor will obtain certain representations and warranties from the Originators and the Sponsor regarding the Mortgage Loans.  The Depositor will also assign to the Trustee the Depositor’s rights with respect to those representations and warranties.  See “The Agreements  -Assignment of the Trust Fund Assets”  and “The Trust Fund — Representations by Seller or Originators; Repurchases” in the attached prospectus.

After issuance of the Certificates, the Depositor will have no material obligations with respect to the Certificates and Mortgage Loans, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

The Depositor does not have, nor is it expected in the future to have, any significant assets.  Neither the Depositor nor any of the Depositor’s affiliates will insure or guarantee distributions on the Certificates.

THE SPONSOR AND SELLER

General

J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the Issuing Entity.  The Sponsor has sold the Mortgage Loans to the Depositor for sale to the Issuing Entity.  JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A.  The principal executive offices of JPMAC are located at 270 Park Avenue, New York, New York 10017.  Its telephone number is (212) 270-8863.

Securitization Activities of the Sponsor

JPMAC has been engaged in the securitization of assets since its incorporation.  In connection with these activities, JPMAC uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

During fiscal years 2004 and 2003, JPMAC securitized approximately $4,510,234,249 and $544,933,778 of residential mortgages, respectively.  During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

In the normal course of its securitization program, JPMAC acquires mortgage loans from third party originators and through its affiliates.  Employees of JPMAC or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor.  In consideration for the Mortgage Loans which JPMAC sold to the Depositor, the Depositor has caused the issuance of the Certificates.  JPMAC will receive the net proceeds from the sale of the Offered Certificates.

THE SERVICERS

General

A portion of the Mortgage Loans will be serviced by JPMCB, WAMU and PHH, respectively.  No other Servicer will service more than 20% of the Mortgage Loans in any Mortgage Pool.  Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB, WAMU and PHH.

PHH Mortgage Corporation

The information set forth in this section of the supplemental term sheet has been provided by PHH Mortgage Corporation.

PHH has been servicing residential mortgage loans since 1978.  The following table describes size, composition and growth of PHH’s total residential mortgage loan servicing portfolio as of the dates indicated.

	December 31, 2003		December 31, 2004		September 30, 2005
	(Dollar Amounts in Millions)
Loan Type	Units	Dollars	Units	Dollars	Units	Dollars
Conventional(1)	783,434	$ 126,996	793,813	$ 133,816	801,315	$ 135,713
Government(2)	87,420	8,908	77,591	7,978	67,792	6,954
Home Equity Lines of Credit	68,219	2,715	90,568	3,922	96,818	4,246
Total Residential Mortgage Loans	939,073	$ 138,619	961,972	$ 145,716	965,925	$ 146,913

_____

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2) Includes FHA and VA Loans

PHH has a collections department that it uses to determine the root cause or causes (“hardships”), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date.  Hardships are categorized as either “short-term” or “long-term”, and based on the length of the hardship, the collections department’s representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible.  All mortgage loans are scored using one of the two standard industry behavioral scoring models.  These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan.  PHH initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer.  In addition, inbound calls handled by PHH’s Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent.  Once contact with the mortgagor is made, details of the conversation are documented in PHH’s collections department’s system.  PHH has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency.  The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted.  Once all mortgage loans have had an attempt, they are recycled for additional attempts.  Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date.   While on any call, the collector determines the borrower’s attitude toward the delinquency and gains an understanding of the mortgagor’s hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower’s income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon.  In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH entered into an agreement with First American Default Management Solutions LLC.  Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH.  Employees of First American are located at PHH’s premises and First American’s premises.  First American’s operations are located in Dallas, Texas.

On January 6, 2004, PHH entered into an agreement with ICT Group, Inc.  Pursuant to that agreement, ICT provides inbound customer service telephone response services.  On December 26, 2004, PHH entered into an agreement with West Corporation.  Pursuant to that agreement, WEST provides inbound customer service telephone response services.  Combined, ICT and WEST handle an average of 80,000 monthly inbound calls.  This represents approximately 60% of PHH’s total monthly inbound customer service calls.  ICT’s operations are located in Amherst, New York.  WEST’s operations are located in Spokane, Washington.

In September 2004, PHH adopted the Account Receivable Check Conversion (ARC) check clearing methodology.  This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame.  As of December 2005, approximately 55% of PHH’s first lien mortgage loan portfolio and approximately 82% of PHH’s home equity portfolio payments are processed via the ARC method on a monthly basis.

Except as described above, there have been no other material changes to PHH’s servicing policies or procedures.

PHH is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer.  PHH is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.  PHH has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

The report of independent registered public accounting firm prepared with respect to PHH for the year ended December 31, 2004 indicated that PHH did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification.  PHH undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.  PHH is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

PHH Mortgage does not believe that its financial condition poses any material risk to its ability to service the Mortgage Loans.

PHH will service Mortgage Loans substantially in accordance with the procedures set forth under “Servicing of the Mortgage Loans” below.

JPMorgan Chase Bank, N.A.

The information set forth in this section of the supplemental term sheet has been provided by JPMorgan Chase Bank, N.A (“JPMCB”).

JPMCB, a national banking association,  is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMCB’s main office is located in Columbus, Ohio.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter.  JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively.  JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers.  JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.  As a result we are providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions.  Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and  subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation.  JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates.  The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.  There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions.   Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.   Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this supplemental term sheet.  See “—Advances” below.  The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC.  Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses.  Therefore, JPMCB is providing below historical delinquency and foreclosure data for the portfolio of “prime” mortgage loans secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date).  The sum of the columns below may not equal the total indicated due to rounding.

Aggregate Prime Servicing Portfolio Principal Balance as of (Billions):
September 30,	December 31,
2005	2004	2003	2002

$438.5	$424.2	$394.9	$367.5

	As of September 30,		As of December 31,
	2005		2004		2003		2002
Period of Delinquency	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance	By Number of Loans	By Principal Balance
30 to 59 days	2.88%	2.22%	2.94%	2.30%	3.16%	2.48%	3.59%	3.17%
60 to 89 days	0.69%	0.48%	0.70%	0.51%	0.75%	0.57%	0.87%	0.74%
90 days or more	0.53%	0.38%	0.48%	0.35%	0.46%	0.34%	0.53%	0.46%
Total	4.10%	3.08%	4.12%	3.16%	4.37%	3.39%	4.99%	4.36%
Foreclosure	0.66%	0.46%	0.82%	0.59%	1.16%	0.90%	1.45%	1.25%

The following table presents, for the portfolio of mortgage loans secured by one- to- four-family residential properties which were originated by or for JPMCB or its affiliates and which are owned by JPMCB or Chase Mortgage Holdings, Inc. and serviced or subserviced by CHF, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

	Month Ended September 30, 2005	Month Ended December 31, 2004
	(Dollars in Millions)	(Dollars in Millions)
Average portfolio principal amount	$26,292	$29,990

	Nine Months Ended September 30, 2005	Twelve Months Ended December 31, 2004
Net gains (losses) (1)	(0.011%)	(0.002%)
____________

(1)

Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

Month Ended December 31, 2003
(Dollars in Millions)
Average portfolio principal amount	$28,474

Twelve Months Ended December 31, 2003
Net gains (losses) (1)	(0.02%)
____________

(1)

Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Issuing Entity.

Collection Procedures.  CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

JPMCB will service Mortgage Loans substantially in accordance with the procedures set forth under “Servicing of the Mortgage Loans” below.

Washington Mutual Bank

Washington Mutual Bank is a federal savings association that provides financial services to consumers and commercial clients.  It is an indirect wholly-owned subsidiary of Washington Mutual, Inc.  At December 31, 2005, Washington Mutual, Inc. and its subsidiaries had assets of $343.12 billion.

WAMU’s Servicing Experience

WAMU has been servicing single-family residential mortgage loans for over 100 years. The single-family residential mortgage loans serviced by WAMU have included, since 2001, sub-prime residential mortgage loans serviced for Long Beach Mortgage Company, an affiliate of WAMU, or for its securitization trusts.

The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by WAMU as of the specified date.

Single-Family Residential Mortgage Loans Serviced by WAMU
(Dollar Amounts in Millions)

	12/31/2003	12/31/2004	9/30/2005
Number of Mortgage Loans Serviced for WAMU or Its Affiliates (or Their Securitization Trusts)	887,586	965,841	971,463
Aggregate Principal Balance	$200,368	$238,360	$255,899
Number of Mortgage Loans Serviced for Third Parties	4,351,893	3,832,119	3,618,325
Aggregate Principal Balance	$495,566	$445,272	$436,150

The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by WAMU as of the specified date.

Single-Family Residential Prime Mortgage Loans Serviced by WAMU
(Dollar Amounts in Millions)

	12/31/2003	12/31/2004	9/30/2005
Number of Mortgage Loans Serviced for WAMU or Its Affiliates (or Their Securitization Trusts)	745,600	798,269	764,545
Aggregate Principal Balance	$180,514	$213,525	$221,139
Number of Mortgage Loans Serviced for Third Parties	4,351,401	3,820,696	3,594,070
Aggregate Principal Balance	$495,506	$444,595	$434,394

Servicing Procedures

Servicing Functions. The functions to be performed by WAMU will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration for the mortgage loans it services. WAMU will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin; Northridge/Chatsworth, California; and Jacksonville, Florida.

Mortgage Loan Servicing System. In performing its servicing functions, WAMU will use computerized mortgage loan servicing systems that it leases from Fidelity Information Services, a division of Fidelity National Financial (“Fidelity”), a third party vendor (collectively, the “Fidelity System”). The Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. WAMU began using the Fidelity System in 1996. Prior to July 2004, WAMU serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, WAMU consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the Fidelity System.

WAMU’s Third Party Vendors.  WAMU expects to outsource to third party vendors the following servicing functions:  (i) management of foreclosure actions, (ii) monitoring of mortgagor bankruptcy proceedings, (iii) preservation of properties related to delinquent loans, (iv) processing of primary mortgage insurance claims, (v) maintenance, marketing and sale of REO properties, (vi) assuring that hazard insurance coverage is maintained, (vii) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (viii) tax bill procurement and tracking of delinquent tax payments, (ix) printing and mailing billing statements and (x) depositing mortgagor payments into a lockbox account. From time to time, WAMU may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

WAMU has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. WAMU will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or WAMU.

WAMU’s Quality Control Procedure.  WAMU uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function.  The data center for the Fidelity System, which is located in Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

In addition, WAMU conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual, Inc.’s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by WAMU’s regulatory authorities may provide additional independent review of WAMU’s management controls.

Both WAMU and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically.  Fidelity is contractually obligated to return WAMU to full functionality within 48 hours of a reported system outage.  WAMU and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity’s back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

It is WAMU’s policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

THE COUNTERPARTY

On the Closing Date, the Issuing Entity may enter into the Yield Maintenance Agreement with the Counterparty.  Moody’s currently rates the Counterparty’s long-term certificates of deposit as “AA2” and short-term certificates of deposit as “P-1.” S&P rates the Counterparty’s long-term certificates of deposit as “AA-“ and its short-term certificates of deposit as “A-1+.” Moody’s rates the long-term certificates of deposit of the Counterparty as “AA-” and its short-term certificates of deposit as “F1+.”

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor, the Underwriter and the Counterparty. JPMCB is an Originator and a Servicer of the Mortgage Loans and the Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, JPMSI or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  Each Servicer may contract with subservicers to perform some or all of such Servicer’s servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement.  When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans.  Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The Depositor’s prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement.  If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer’s servicing compensation) on each Servicer Remittance Date.  On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account.  On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account.  As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.  Amounts on deposit in the Distribution Account may be invested at the discretion of the Securities Administrator for the benefit of the Master Servicer in permitted investments.  The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Custodial Accounts	The related Servicer will be responsible for maintaining the Custodial Account of such Servicer.	The related Servicer will be entitled to any investment income on amounts in deposit in its Custodial Account.
Distribution Account	The Securities Administrator will be responsible for maintaining the Distribution Account.

The Master Servicer may be entitled to a portion of the investment income on amounts in deposit in the Distribution Account.  The Underwriter may be entitled to the remainder, if any, of such investment income.

Flow of Funds

On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.  The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Custodial Account all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans, together with any Monthly Advances in respect thereof.

Prepayment Period	The calendar month immediately preceding the Distribution Date.

Each Servicer shall hold in the related Custodial Account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related Mortgage Loans during such period plus any amounts required to be paid by that Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date	The 18th day of each calendar month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account, scheduled payments received on the Mortgage Loans serviced by it due during the related Due Period and any Monthly Advances in respect thereof, prepayments received on the Mortgage Loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such Servicer in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.

On each Distribution Date, the Securities Administrator will remit amounts on deposit in the Distribution Account to Certificateholders in accordance with the priority of distributions set forth herein.

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month.  The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances.  The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to such party.  A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on such party’s assessment of compliance with the applicable servicing criteria as an exhibit.

The Pooling and Servicing Agreement also provides for delivery to the Trustee, the Depositor and the Master Servicer, on or before a specified date in each year to which the Depositor is required to file a 10-K, of an annual officer’s certificate to the effect that the Securities Administrator has fulfilled its obligations under the Pooling and Servicing agreement throughout the preceding year.

The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each year, of an annual officer’s certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year and the Item 1122 assessment of compliance and account’s attestation.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer (other than Wells Fargo Bank) under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event of default by Wells Fargo Bank as Servicer under the Servicing Agreement, the Trustee will have the right to remove Wells Fargo Bank as Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer or Trustee, as applicable, removes a Servicer, the Master Servicer or Trustee, as applicable, will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer or Trustee, as applicable, will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Resignation of Servicers; Assignment and Merger

No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer, or (ii) with the approval of the Master Servicer and the Trustee, which approval may not be unreasonably withheld.  JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement.  No such resignation will become effective until a successor servicer has assumed the related Servicer’s obligations and duties under such Servicing Agreement.

Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee, the portion of any Master Servicing Fee comprised of a percentage each month of the then-outstanding principal balance of the Mortgage Loans and any lender paid mortgage guaranty insurance premiums, if applicable.

The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement.  The Master Servicer and the Securities Administrator will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Each Servicer will withdraw their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it or as otherwise provided in the Servicing Agreement, prior to such amounts being available to make payments on the Certificates.

Master Servicer	Monthly

The Master Servicer may be entitled to a portion of investment earnings on amounts on deposit in the Distribution Account and may be entitled to a monthly fee equal to a percentage of the then outstanding aggregate principal balance of the Mortgage Loans.

On each Distribution Date, the Master Servicer may retain the Master Servicing Fee prior to distributions to Certificateholders.
Trustee	As determined by the Master Servicer and the Trustee.	The fees of the trustee will be determined by agreement among the Master Servicer and the Trustee.	The fees of the Trustee will be paid by the Master Servicer from the Master Servicing Fee.
Securities Administrator	As determined by the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be determined by agreement among the Master Servicer and the Securities Administrator.	The fees of the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

Yield Considerations

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools.  Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool or Mortgage Pools bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  Substantially all of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin.  The applicable index may not rise and fall consistently with Mortgage Rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements, the Originator will represent and warrant that, as of the date on which the Mortgage Loans were transferred to the Seller, each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, each Originator will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, the applicable Originator will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

As described herein, certain of the Mortgage Loans provide for only monthly interest payments for a specified number of years following origination.  Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period.  In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case.  Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a level payment amortization schedule, based on the remaining term of the Mortgage Loans, as described herein, principal payments on the Certificates are expected to increase correspondingly at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 year amortization schedule.  Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

As described under “Description of the Certificates — Distributions of Principal” herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first nine or eleven years following the Closing Date (except as described herein) or if certain conditions are met.  Such allocation will initially accelerate the amortization of the Senior Certificates.

The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls.  Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under “Risk Factors — Your Yield May Be Affected by Changes in Interest Rates.” No prediction can be made as to future levels of Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer’s or the Servicer’s, as applicable, option to purchase the related Mortgage Loans, as described herein.  See “Description of the Certificates — Optional Clean-Up Call.” If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prospective purchasers of the Interest-Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

Subordination of the Offered Subordinate Certificates

On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any related class of Certificates subordinate to such higher ranking class.  As a result, the yields to maturity and the aggregate amount of distributions on each class of the Aggregate Pool Subordinate Certificates or the Segregated Pool Subordinate Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking related class of Subordinate Certificates, then to the higher ranking related class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related classes of Senior Certificates.  The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking related class of Certificates outstanding on such date.  In addition, although all losses initially will be borne by the related classes of Subordinate Certificates, Excess Losses will be borne by all classes of related certificates in accordance with the allocation rules set forth in this supplemental term sheet under “Description of the Certificates—Allocation of Losses”.  As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans.  Excess Losses could occur at a time when one or more classes of related Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

LIBOR Certificates

The yield to maturity on the LIBOR Certificates, if any, will be sensitive to fluctuations in One-Month LIBOR, and the Certificate Interest Rate on these Certificates will vary directly with the level of One-Month LIBOR.

To the extent the Certificate Interest Rates on the LIBOR Certificates for a Distribution Date is limited by the applicable interest rate formula, these certificates will be entitled to Basis Risk Shortfall Carryover Amounts.  Such amounts will only be payable from amounts paid under the related Yield Maintenance Agreement and amounts available, if any, from excess cashflow on the related Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, a designated portion of the Issuing Entity will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single Upper-Tier REMIC.  Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest.  None of the residual interests in the Lower-Tier REMICs are offered hereby.  The Upper-Tier REMIC will hold as assets regular interests issued by one or more Lower-Tier REMICs.  Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes.  The Offered Certificates other than the residual certificates will represent ownership of regular interests in the Upper-Tier REMIC, and the residual certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC.  All prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes.  Income on the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

Certain Regular Certificates may be treated as having been issued with OID.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be set forth in the supplemental term sheet.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code generally in the same proportion that the assets of the Issuing Entity (exclusive of any assets not included in any REMIC) would be so treated, and income on the Offered Certificates generally will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Issuing Entity (exclusive of any assets not included in the REMIC) will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

The Residual Certificates

Special tax considerations apply to an investment in the residual certificates.  In certain circumstances, the residual certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the residual certificates were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the residual certificates were “excess inclusion” income.  See “Material Federal Income Tax Consequences —Taxation of Holders of Residual Interest Securities” in the prospectus.

Under applicable Treasury regulations, if a residual certificates is a “noneconomic residual interest,” as described in the prospectus, the transfer of a residual certificates to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  The residual certificates will be considered a “noneconomic residual interest” for this purpose.  See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan’s acquisition and ownership of such Certificates.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this supplemental term sheet and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

·

the acquisition, holding and sale by Plans of certain securities issued by an issuing entity with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

·

the servicing, operation and management of such issuing entities,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

Among the conditions which must be satisfied for the Exemption to apply:

·

The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

·

The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody’s Investors Service, Inc.

·

The Trustee is not an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than an Underwriter.

·

The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer’s services under the related Purchase and Servicing Agreement and reimbursements of such person’s reasonable expenses in connection therewith.

·

The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The Issuing Entity must also meet each of the requirements listed below:

·

The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

·

Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of Offered Certificates.

·

Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of an issuing entity holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

·

in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the restricted group;

·

such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuing entity;

·

the Plan’s investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

·

immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuing entities containing assets sold or serviced by the same issuing entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for any residual certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least an investment grade rating from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF ANY RESIDUAL CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF ANY RESIDUAL CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF ANY RESIDUAL CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

·

a representation from the transferee of any residual certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

·

a representation that the transferee is an insurance company which is purchasing any residual certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of any residual certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

RATINGS

It is a condition of the issuance of the Certificates that they be rated as set forth in the term sheet by each of the Rating Agencies, as applicable.

The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The rating assigned by a Rating Agency to the residual certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

The rating(s) on any LIBOR Certificates may not address any payments of Basis Risk Shortfall Carryover Amounts made pursuant to the related Yield Maintenance Agreement.

LEGAL INVESTMENT

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

GLOSSARY OF DEFINED TERMS

1-Year CMT

The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-Year LIBOR

The London interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

Accrual Period

With respect to any Distribution Date and certain classes of Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs.  With respect to any Distribution Date and certain other classes of Certificates, either (i) the period from and including the 25th day of the month immediately preceding the month in which the related Distribution Date occurs to the 24th day of the month of such Distribution Date or (ii) the period from and including the Distribution Date in the month immediately preceding the month in which the related Distribution Date occurs to the day immediately preceding such Distribution Date.

Aggregate Pool	As specified in the term sheet.
Aggregate Pool Certificates	The Aggregate Pool Senior Certificates and the Aggregate Pool Subordinate Certificates.
Aggregate Pool Cut-off Date Balance	The principal balance of the Mortgage Loans in the Aggregate Pool as of the Cut-off Date.
Aggregate Pool Original Subordinate Class Principal Amount

With respect to any Mortgage Pool in the Aggregate Pool and Distribution Date, if such date is on or prior to the specified related Senior Termination Date, the original related Pool Subordinate Amount, or, if such date is after the specified Senior Termination Date, the aggregate Class Principal Amount of the Aggregate Pool Subordinate Certificates as of the Closing Date.

Aggregate Pool Senior Certificates	As specified in the term sheet.
Aggregate Pool Step-Down Test	As specified in the related prospectus supplement.
Aggregate Pool Subordinate Certificates or the Aggregate Pool Subordinate Classes	The Subordinate Certificates relating to the Aggregate Pool.
Aggregate Subordinate Percentage

For the Aggregate Pool on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Aggregate Pool Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for the Aggregate Pool and such Distribution Date.

Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other related classes of Subordinate Certificates having higher numerical class designations than that class.

Apportioned Principal Balance

With respect to any class of the Aggregate Pool Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) in the Aggregate Pool.

Assignment Agreements	The assignment, assumption and recognition agreements each among the Depositor, the Seller, the related Originator and the Trustee, on behalf of the Issuing Entity.
Available Distribution Amount	With respect to each Mortgage Pool and any Distribution Date (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts:

(1)

all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) Insurance Proceeds;

(3)

(a) Liquidation Proceeds received during the month preceding the month of such Distribution Date, including, with respect to any Pledged Asset Loans in such Mortgage Pool, all proceeds of the related Pledged Assets, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

(4)

all partial or full prepayments of principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

(5)

amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

minus:

•

with respect to the Mortgage Loans in that Mortgage Pool (or, if not related to the Mortgage Pool, that Mortgage Pool’s pro rata share of), all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements;

•

in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

• any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and
• in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.
Bankruptcy Loss Coverage Amount

With respect to the Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates, an initial amount specified in the related term sheet, as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the related Certificates.

Bankruptcy Losses	Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.
Basis Risk Shortfall Carryover Amount	As specified in the related prospectus supplememt.
Beneficial Owner	A person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	Any class of Certificates issued, maintained and transferred on the book-entry records of DTC and its Participants.
Business Day

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the States of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate	Any Certificate issued under the Pooling and Servicing Agreement.
Certificate Group	Any group of Certificates related to a specific Mortgage Pool.
Certificate Interest Rate	The rate at which interest accrues on a class of Certificates, as set forth in the related prospectus supplement.
Certificate Principal Amount

For any Certificate, (other than an interest-only certificate), the related Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Pool distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.  The Certificate Principal Amount of a Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts to that Certificate.

Certificateholder	The holder of a Certificate.
Chase Originator Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by the Chase Originators.
Chase Originators	JPMCB together with CHF.
CHF	Chase Home Finance LLC.
Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.
Class Subordination Percentage

For any Distribution Date and each class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which (a) in the case of the Aggregate Pool Subordinate Certificates, is the aggregate Class Principal Amount of all the Aggregate Pool Certificates and (b) in the case of the Segregated Pool Subordinate Certificates, is the aggregate Class Principal Amount of all Segregated Pool Certificates, in each case immediately before that Distribution Date.

Closing Date	As specified in the term sheet.
CMMC	Chase Manhattan Mortgage Corporation.
Code	The Internal Revenue Code of 1986, as amended.
Counterparty	JPMorgan Chase Bank, National Association.
CPR

The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

Credit Support Depletion Date	For the Aggregate Pool Senior Certificates, the date on which the aggregate Class Principal Amount of the Aggregate Pool Subordinate Certificates has been reduced to zero.
Current Interest

For each class of Certificates on any Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date at the applicable Certificate Interest Rate.

Custodial Account	With respect to each Servicer, an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets.
Custodian	JPMorgan Chase Bank, National Association.
Cut-off Date	As specified in the term sheet.
Debt Service Reduction	With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation

A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Defective Mortgage Loan

Any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

Definitive Certificate	A Certificate held in physical form.
Deleted Mortgage Loan	A Defective Mortgage Loan that has been removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.
Depositor	J.P. Morgan Acceptance Corporation I.
Determination Date	The determination date specified in the related Servicing Agreement.
Distribution Account	An account established by the Securities Administrator on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.
DTC	The Depository Trust Company.
Due Date

For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Effective Loan-to-Value Ratio

A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the related Mortgage Loan, less the amount secured by the Pledged Assets required at the time of origination, if any, and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
Excess Losses

Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

Exemption	An administrative prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.
Final Scheduled Distribution Date	As specified in the related prospectus supplement.
Financial Intermediary	A brokerage firm, bank, thrift institution or other financial intermediary that maintains a Beneficial Owner’s account.
Fitch	Fitch Ratings.
Fraud Loss Coverage Amount

With respect to the Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates, a related initial amounts, as specified in the related prospectus supplement, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date as specified in the supplemental term sheet.

Fraud Losses	Realized Losses by reason of a default arising from fraud, dishonesty or misrepresentation.
Insurance Proceeds

Collectively, all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer’s normal servicing procedures.

Interest Distribution Amount	With respect to each class of Certificates and any Distribution Date, the Current Interest for that class on that Distribution Date as reduced by such class’ share of Net Interest Shortfalls.
Interest-Only Certificates	The Certificates which are not entitled to distributions in respect of principal.
Interest Shortfall

With respect to any class of Certificates and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Interest Transfer Amount

With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the interest rate specified in the related prospectus supplement, plus any shortfall of interest on the Senior Certificates of the applicable Undercollateralized Group from prior Distribution Dates.

Issuing Entity

The issuing entity created pursuant to the Pooling and Servicing Agreement, consisting primarily of those assets set forth in the fifth paragraph under the heading “Description of the Certificates—General.”

JPMCB	JPMorgan Chase Bank, National Association.
JPMCB Servicing Agreement	The servicing agreements pursuant to which JPMCB services Mortgage Loans originated by certain originators other than the Chase Originators.
LIBOR	The London Interbank Offered Rate for one-month United States dollar deposits (“”) as quoted on Telerate Page 3750 as of 11:00 A.M., London time on the LIBOR Determination Date.
LIBOR Business Day	Any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.
LIBOR Certificates	The Certificates, if any, that have Certificate Interest Rates that adjust based on LIBOR.
LIBOR Determination Date	The second LIBOR business day prior to the first day of the related Accrual Period.
Limited Purpose Surety Bond

A limited purpose surety bond issued to PHH by Ambac Assurance Corporation intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as an Pledged Asset Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond.

Liquidated Mortgage Loan

Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

Liquidation Proceeds

All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including, with respect to any Pledged Asset Loans, all proceeds of the related Pledged Assets, to the extent payable.

Loan-to-Value Ratio

For a Mortgage Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

Lower-Tier REMIC	Any REMIC formed pursuant to the Pooling and Servicing Agreement other than the Upper-Tier REMIC.
Master Servicer	Wells Fargo Bank, N.A.
Master Servicing Fee

One or both of a portion of investment earnings on amounts on deposit in the Distribution Account and a monthly fee equal to a percentage of the then outstanding aggregate principal balance of the mortgage loans.

Monthly Advance

With respect to any Mortgage Loan for which a Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Moody’s	Moody’s Investors Service, Inc.
Mortgage	The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.
Mortgage File

The Mortgage Note, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such documents other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

Mortgage Loans	The adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.
Mortgage Note	The original promissory note (and any modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.
Mortgage Pool	Any pool of Mortgage Loans.
Mortgage Rate	With respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.
Mortgaged Property

A one-to-four family residential property securing a Mortgage Loan, including, but not limited to, single family residences, two-to four family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

Net Interest Shortfall	With respect to any Distribution Date and any Mortgage Pool, an amount equal to the sum of:
• any Net Prepayment Interest Shortfalls for that Mortgage Pool and Distribution Date; and

•

Relief Act Reductions and the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Mortgage Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses.

Net Mortgage Rate

As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over the sum of any applicable Servicing Fee Rate or Master Servicing Fee Rate and the rate at which any lender paid mortgage guaranty insurance premium accrues, if applicable.

Net Prepayment Interest Shortfalls

With respect to a Mortgage Pool and any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

Originators	Collectively, PHH, the Chase Originators and any other entity so specified in the related prospectus supplement.
Overcollateralized Group	When there is an Undercollateralized Group in the Aggregate Pool, any Certificate Group in the Aggregate Pool that is not an Undercollateralized Group.
Participant	A participating firm that acts as agent for a Financial Intermediary.
Percentage Interest

For a Certificate, either (x) a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount, or (y) the percentage stated on the face of that Certificate.

PHH	PHH Mortgage Corporation.
PHH Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by PHH.
Plans

Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

Pledged Assets	The additional collateral, usually securities, securing a PHH Mortgage Loan that has an original Loan-to-Value Ratio in excess of 80% and is not covered by a primary mortgage insurance policy.
Pledged Asset Loan	A PHH Mortgage Loan secured by Pledged Assets.
Pool Balance

For the Aggregate Pool or any Mortgage Pool, as applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in the Aggregate Pool or such Mortgage Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

Pool Subordinate Amount

For any Distribution Date and any Mortgage Pool, the excess of the Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Senior Certificates related to that Mortgage Pool immediately before such Distribution Date.

Pooling and Servicing Agreement	The pooling and servicing agreement dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.
Prepayment Interest Shortfall

With respect to a Mortgage Loan as to which a voluntary prepayment has been made, the amount by which one month’s interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	The calendar month immediately preceding the Distribution Date.
Principal Transfer Amount

With respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

PTCE	Prohibited Transaction Class Exemption.
Purchase and Servicing Agreements	The underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.
Rating Agencies	As specified in the related term sheet.
Realized Loss

With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Reconstitution Agreement

Any agreement, other than an Assignment Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.

Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

Record Date

With respect to any Distribution Date and certain classes of certificates, the last Business Day of the month preceding the month of that Distribution Date.  With respect to any Distribution Date and certain classes of certificates, the Business Day immediately preceding such Distribution Date.

Regular Certificates	The Offered Certificates, other than any residual certificates.
Replacement Mortgage Loan	One or more mortgage loans with similar characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.
Reserve Fund	The separate account for the benefit of the holders of the certain Certificates for the deposit of any amounts received under the Yield Maintenance Agreement.
Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
Scheduled Payment

With respect to a Mortgage Loan, the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC	The Securities and Exchange Commission.
Securities Administrator	Wells Fargo Bank, N.A.
Segregated Pool	The Mortgage Pool consisting of the Segregated Pool Mortgage Loans.
Segregated Pool Certificates	The Segregated Pool Senior Certificates, together with the Segregated Pool Subordinate Certificates.
Segregated Pool Cut-off Date Balance	The principal balance of the Segregated Pool Mortgage Loans as of the Cut-off Date.
Segregated Pool Mortgage Loans	The Mortgage Loans included in the Segregated Pool.
Segregated Pool Original Subordinate Class Principal Amount	The aggregate Class Principal Amount of the Segregated Pool Subordinate Certificates as of the Closing Date.
Segregated Pool Senior Certificates	As specified in the term sheet.
Segregated Pool Step-Down Test	As specified in the related prospectus supplement.
Segregated Pool Subordinate Certificates or Segregated Pool Subordinate Classes	The Segregated Pool Certificates not rated in the highest rating category by a Rating Agency.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Senior Certificates	Any Certificate issued under the Pooling and Servicing Agreement which has been rated in one of the highest rating categories by any Rating Agency.
Senior Percentage

For each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Pool and for such Distribution Date; provided, however, that solely with respect to the Aggregate Pool Senior Certificates, on any Distribution Date after the specified related Senior Termination Date has occurred, the Senior Percentage of the remaining the Aggregate Pool Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Aggregate Pool Senior Certificates and the Aggregate Pool Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage	As specified in the related prospectus supplement.
Senior Principal Distribution Amount

For a Certificate Group and for each Distribution Date, the sum of:

(1)

the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

Solely with respect to the Aggregate Pool Senior Certificates, on any Distribution Date after the specified related Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates related to the Aggregate Pool will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Pool, as opposed to the Mortgage Loans in the related Mortgage Pool.

Senior Termination Date	The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.
Servicer	PHH, JPMCB, WAMU or any other entity specified in the term sheet.
Servicer Remittance Date	The 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).
Servicing Agreements	Collectively, the Purchase and Servicing Agreements, as may be modified by the related Assignment Agreement, and the JPMCB Servicing Agreement.
Servicing Fee

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Servicing Fee Rate	With respect to PHH, a per annum rate for each of the Mortgage Loans that are serviced by PHH.
With respect to JPMCB, a per annum rate for each of the Mortgage Loans that are serviced by JPMCB.
With respect to WAMU, a per annum rate for each of the Mortgage Loans that are serviced by WAMU.
Six-Month LIBOR

The London interbank offered rate for six-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984.
Special Hazard Loss Coverage Amount

With respect to the Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates, an initial amount specified in the related prospectus supplement, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

•

the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in the Aggregate Pool or the Segregated Pool, as applicable, incurred since the Closing Date, or

• the greatest of
• 1% of the aggregate of the principal balances of the Mortgage Loans in the Aggregate Pool or the Segregated Pool, as applicable,
• twice the principal balance of the largest Mortgage Loan in the Aggregate Pool or the Segregated Pool, as applicable, and

•

the aggregate principal balances of the Mortgage Loans in the Aggregate Pool or the Segregated Pool, as applicable, secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses	Realized Losses in respect of Special Hazard Mortgage Loans.
Special Hazard Mortgage Loan	A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.
Stated Principal Balance

For a Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

Subordinate Certificate Writedown Amount

With respect to the Aggregate Pool, the amount, if any, by which the aggregate Class Principal Amount of all the Aggregate Pool Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for the Aggregate Pool for the following Distribution Date.

With respect to the Segregated Pool, the amount, if any, by which the aggregate Class Principal Amount of all the Segregated Pool Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for the Segregated Pool for the following Distribution Date.

Subordinate Certificates	The Aggregate Pool Subordinate Certificates and the Segregated Pool Subordinate Certificates.
Subordinate Class Percentage

For each class of Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all related classes of Subordinate Certificates immediately prior to such date.

Subordinate Classes	The Aggregate Pool Subordinate Classes and the Segregated Pool Subordinate Classes.
Subordinate Percentage

With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date; provided, however, solely with respect to the Aggregate Pool, on any Distribution Date after the occurrence of the specified related Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans in the Aggregate Pool and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans in the Aggregate Pool for such Distribution Date.

Subordinate Prepayment Percentage	For any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.
Subordinate Principal Distribution Amount	For any Mortgage Pool and for each Distribution Date is equal to the sum of:

(1)

the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

(2)

the product of (a) the related Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement, or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Pool; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
Minus the sum of:

(A)

if the aggregate Class Principal Amount of any Certificate Group in the Aggregate Pool has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Groups in the Aggregate Pool, as described under “—Limited Cross-Collateralization Among the Mortgage Pools in an the Aggregate Pool”; and

(B)

the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates of a related Undercollateralized Group, as described under “—Limited Cross-Collateralization Among the Mortgage Pools in the Aggregate Pool.”

Solely with respect to the Aggregate Pool, on any Distribution Date after the occurrence of the specified related Senior Termination Date, the Subordinate Principal Distribution Amount from the Aggregate Pool will not be calculated with respect to a related Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Aggregate Pool Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans in the Aggregate Pool as opposed to the Mortgage Loans in the related Mortgage Pool only.

Subsequent Recoveries	Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.
Total Transfer Amount	An amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.
Transfer Payments	Collectively, the Interest Transfer Amount and Principal Transfer Amount.
Trustee	U.S. Bank National Association.
Two Times Test	As specified in the related prospectus supplement.
Undercollateralized Group

Any Certificate Group in the Aggregate Pool in which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

Underwriter	J.P. Morgan Securities Inc.
Upper-Tier REMIC	The upper-tier REMIC created pursuant to the Pooling and Servicing Agreement.
WAMU	Washington Mutual Bank.

Adjustable-Rate Alternative Loan Program
Mortgage Pass-Through Certificates

(Issuable in Series)

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

__________________

SUPPLEMENTAL TERM SHEET

__________________

JPMorgan

February 1, 2006